Exhibit (a)(1)(v)

EMMIS COMMUNICATIONS CORPORATION

Offer to Exchange

Any and All Shares of 6.25% Series A Cumulative Convertible Preferred Stock

THE EXCHANGE OFFER WILL TERMINATE AT 11:59 P.M., NEW YORK CITY TIME, ON      , 2010, UNLESS THE EXCHANGE OFFER IS EXTENDED BY EMMIS IN ITS SOLE DISCRETION. DURING ANY EXTENSION OF THE EXCHANGE OFFER ALL SHARES OF THE 6.25% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK PREVIOUSLY TENDERED AND NOT YET EXCHANGED WILL REMAIN SUBJECT TO THE EXCHANGE OFFER (SUBJECT TO WITHDRAWAL RIGHT SPECIFIED IN THE PROXY STATEMENT OFFER TO EXCHANGE) AND MAY BE ACCEPTED [ILLEGIBLE] FOR EXCHANGE BY EMMIS.

          , 2010

To Our Clients:

Enclosed for your consideration are the Proxy Statement/Offer to Exchange, dated          , 2010 (the “Proxy Statement/Offer to Exchange”) and the related Letter of Transmittal, which, as amended and supplemented from time to time, together constitute the “Exchange Offer” by Emmis Communications Corporation, an Indiana corporation (“Emmis”), to purchase all shares of 6.25% Series A Cumulative Convertible Preferred Stock (the “Existing Preferred Stock”), upon the terms and subject to the conditions set forth in its Proxy Statement/Offer to Exchange, and in the related Letter of Transmittal.

All shares properly tendered at or before the “Expiration Time” (as defined in the “The Exchange Offer — Expiration Time, Extensions, Termination and Amendments” section of the Proxy Statement/Offer to Exchange), and not properly withdrawn, will be exchanged for 12% PIK Senior Subordinated Notes due 2017 (the “New Notes”) by Emmis at a rate of $30.00 principal amount of New Notes for each $50.00 of liquidation preference (excluding accrued and unpaid dividends) of Existing Preferred Stock upon the terms and subject to the conditions of the Proxy Statement/Offer to Exchange. The New Notes will be issued only in denominations of $1.00 and integral multiples of $1.00. For a more detailed description of the terms of the New Notes being offered, please see the “Description of the New Notes” section of the Proxy Statement/Offer to Exchange.

A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE SHAREHOLDER OF RECORD THEREOF AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish to tender any or all of the shares held by us for your account, upon the terms and subject to the conditions of the Exchange Offer.

Please note the following:

1.	The Exchange Offer is conditioned upon the adoption of the Proposed Amendments (as defined in the Proxy Statement/Offer to Exchange) by the holders of Class A Common Stock and Class B Common Stock voting as a single class (the “Common Stock”) and Existing Preferred Stock. The Exchange Offer is also conditioned on the completion of the JS Acquisition Tender Offer (as defined in the Proxy Statement/Offer to Exchange) and other general conditions described in the Proxy Statement/Offer to Exchange. See “The Exchange Offer — Conditions to the Exchange Offer” section of the Proxy Statement/Offer to Exchange.

2.	The Exchange Offer and withdrawal rights will expire at 11:59 p.m., New York City time, on , 2010, unless the Exchange Offer is extended.

3.	The Exchange Offer is for all shares of Existing Preferred Stock.

4.	Shareholders tendering Existing Preferred Stock will not be obligated to pay brokerage commissions, solicitation fees, or, upon the terms and subject to the conditions of the Exchange Offer, stock transfer taxes on the acceptance of shares of Existing Preferred Stock by Emmis.

5.	Emmis’ board of directors has approved the making of the Exchange Offer but has not made a recommendation with respect to the Exchange Offer. You should evaluate carefully all of the information contained or referred to in this Proxy Statement/Offer to Exchange and make your own decision whether to tender shares pursuant to the Exchange Offer.

6.	A separate Instruction Form is provided for the tendering of Existing Preferred Stock. Please complete, execute and submit the Instruction Form for the Existing Preferred Stock you are tendering.

If you wish to have us tender any or all of your shares of Existing Preferred Stock, please so instruct us by completing, executing, detaching and returning to us the appropriate Instruction Form for the Existing Preferred Stock you are tendering. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your shares, all such shares will be tendered unless otherwise indicated on the Instruction Form that you return to us.

YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION TIME OF THE EXCHANGE OFFER. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON          , 2010, UNLESS THE EXCHANGE OFFER IS EXTENDED.

The Exchange Offer is being made solely under the Proxy Statement/Offer to Exchange and the related Letter of Transmittal and is being made to all holders of shares of Existing Preferred Stock. The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Any inquiries you may have with respect to the Exchange Offer should be addressed to the Information Agent at the address and telephone number set forth on the back cover of the Proxy Statement/Offer to Exchange. Additional copies of the enclosed materials may be obtained from the Information Agent at the address and telephone number set forth on the back cover of the Proxy Statement/Offer to Exchange.

Instruction Form
For Offer to Exchange Any and All Shares of

6.25% Series A Cumulative Convertible Preferred Stock
of
EMMIS COMMUNICATIONS CORPORATION

The undersigned acknowledge(s) receipt of your letter and the enclosed Proxy Statement/Offer to Exchange and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the “Exchange Offer”), Emmis Communications Corporation, an Indiana corporation (“Emmis”), to purchase all shares of 6.25% Series A Cumulative Convertible Preferred Stock (the “Existing Preferred Stock”).

This will instruct you to tender to Emmis the number of shares of Existing Preferred Stock indicated below held by you for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the shares of Existing Preferred Stock held by you for the account of the undersigned) upon the terms and subject to the conditions set forth in the Exchange Offer and the Proxy Statement/Offer to Exchange.

As set forth in “The Exchange Offer” section of the Proxy Statement/Offer to Exchange, you will tender the shares of Existing Preferred Stock for 12% PIK Senior Subordinated Notes due 2017 (the “New Notes”).

Aggregate number of shares of Existing Preferred Stock to be tendered by you for the account of the undersigned:        *

I hereby tender the number of shares of Existing Preferred Stock set forth above for the New Notes and upon the terms and subject to the conditions set forth in Emmis’ Proxy Statement/Offer to Exchange, dated May           , 2010.

The New Notes will be issued only in denominations of $1.00 and integral multiples of $1.00.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

SIGN HERE:

Please Type or Print Name(s)

Date:   , 2010

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

*	Unless otherwise indicated, it will be assumed that you should tender all of the shares held by you for the undersigned’s account.